UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2007

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Kaiser Group Holdings, Inc. (the “Company”) has postponed its 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”), which had been scheduled for June 27, 2007, because definitive proxy materials are not yet available.  Details relating to the 2007 Annual Meeting, including the new date of the 2007 Annual Meeting and the new record date for the determination of the stockholders entitled to vote at the 2007 Annual Meeting, will be announced promptly after such information has been finalized.

Additional Information and Where to Find It

The Company will file with the SEC a definitive proxy statement to be used to solicit approval by its stockholders of the matters scheduled to be brought before the meeting.  The Company’s stockholders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because these documents will contain important information.  A free copy of the proxy statement, as well as other filings containing information about the Company, may be obtained at the SEC’s Internet site at http://www.sec.gov. Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Douglas W. McMinn, President and Chief Executive Officer, at the following address: Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, or by telephone at (703) 934-3413.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company who are asked to vote at the annual meeting.  Information regarding the Company’s directors and executive officers is available in the Company’s preliminary proxy statement for the 2007 Annual Meeting, which is available free of charge at the SEC’s Internet site at http://www.sec.gov.  Additional information regarding the interests of such potential participants will be included in the proxy statement.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Nicholas Burakow
Executive Vice President and Chief Financial Officer

Date: May 25, 2007